UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 20, 2007

                              Pacific State Bancorp
             (Exact name of registrant as specified in its charter)

         California                     0-49892                  61-1407606
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)


            1899 W. March Lane                                   95207
           Stockton, California
 (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (209) 870-3214




         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5, Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         (e) Through its wholly-owned subsidiary Pacific State Bank, Pacific State Bancorp ("Bancorp") has instituted an Executive Supplemental Compensation Agreement, commonly known as a "SERP," and a Split-Dollar Life Insurance Agreement, for JoAnne Roberts, Senior Vice President and Chief Financial Officer, effective March 20, 2007. Similar arrangements already exist with six current senior officers of the Company, including Chief Executive Officer Steven
A. Rosso and Gary A. Stewart, Executive Vice President and Chief Credit Officer.

      The funding mechanism for the SERP is a single-premium bank-owned life insurance policy ("BOLI") on the life of the executive. The two agreements and insurance policy are designed to provide both a life insurance benefit in case of the death of the executive prior to normal retirement and a normal retirement benefit payable monthly over the 20-year period following normal retirement at age 65.

       The SERP also provides for a reduced benefit in the case of early voluntary retirement, subject to a "cliff" vesting schedule under which no benefit is payable until after ten years of service, after which the benefit is 100% vested in the amount of the Company's accrued liability for the purpose of funding the benefit. The SERP also has certain provisions for involuntary retirement, retirement as a result of disability, and the event of a change in control. The SERP would result in an initial annual payment of $87,481 in the event of normal retirement, to be increased by 2% on each successive anniversary of normal retirement, and the insurance policy and Split-Dollar Life Insurance Agreement provide for a death benefit during active service of $1,153,221, and for a mixed benefit in the event of death occurring after the commencement of payment of a normal retirement benefit.

      Notwithstanding the existence of the BOLI, the two agreements create no rights or interests in the property or assets of the Company or the Bank; the sole obligation of the Bank under the agreements is an unfunded and unsecured promise to pay money in the future, and the status of any person who may assert a claim pursuant to an agreement is that of an unsecured general creditor of the Bank.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 Pacific State Bancorp
                                                 (Registrant)


Date:  March 23, 2007                            By: /s/ JO ANNE ROBERTS
                                                     ---------------------------
                                                     Jo Anne Roberts
                                                     Chief Financial Officer